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[GRAPHIC  OMITTED]                                     TRANSOCEAN INC.
                                                       Post Office Box 2765
                                                       Houston TX 77252 2765
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ANALYST CONTACT:     Jeffrey  L.  Chastain                 NEWS RELEASE
                     713  232  7551
MEDIA CONTACT:       Guy  A.  Cantwell             FOR RELEASE: October 10, 2002
                     713  232  7647

    TRANSOCEAN INC. ANNOUNCES SENIOR MANAGEMENT APPOINTMENTS; ROBERT L. LONG TO
              SUCCEED J. MICHAEL TALBERT AS CHIEF EXECUTIVE OFFICER

     HOUSTON--Transocean Inc. (NYSE: RIG) today announced that its board of directors has appointed Robert L. Long as President and Chief Executive Officer of the company and elected him as a director, effective immediately. Mr. Long, who previously held the title of President and Chief Operating Officer of Transocean Inc., will succeed J. Michael Talbert, who has served as the company's Chief Executive Officer since September 1994. Mr. Talbert will continue to serve on the company's board of directors, assuming the title of Chairman and replacing Victor E. Grijalva, who has served as Chairman of Transocean Inc. since December 1999. Mr. Grijalva will continue to serve on the company's board, chairing the Corporate Governance Committee. Mr. Talbert has agreed to serve as Chairman of Transocean Inc. until October 2004.

     Commenting on today's announcement, Mr. Grijalva stated, "These changes reflect an orderly plan of succession and continuity within our senior management and board of directors."

     Addressing the appointment of Mr. Long to the position of President and Chief Executive Officer, Mr. Talbert offered, "While serving more than 16 years in executive management positions, Bob Long has demonstrated a solid understanding of the financial and operational challenges inherent with the offshore drilling business. He is uniquely qualified to lead Transocean Inc."

     Mr. Long joined the company in 1975 and has held numerous operational and financial roles over his 26-year career including Division Engineer, Division Manager of the North Sea and Egypt and Chief Financial Officer. A 1968 graduate of the U.S. Naval Academy, he attended the U.S. Naval Nuclear Power School and in 1975 earned his M.B.A. in Finance from the Harvard Graduate School of Business.

     The company also announced that Jean P. Cahuzac has been named Executive Vice President and Chief Operating Officer of Transocean Inc., effective immediately. Mr. Cahuzac previously served as Executive Vice President of Operations. He began his oilfield services career at Schlumberger, serving 20 years in various operational and technical positions around the world for Schlumberger, including President of Sedco Forex. Following the December 1999 merger of Transocean Offshore Inc. and Sedco Forex, Mr. Cahuzac was named Executive Vice President and President, Europe, the Middle East and Africa, for the company. He holds a degree in mechanical engineering from Ecoles des Mines (Saint-Etienne, France) and the French Petroleum Institute. Mr. Cahuzac is a member of the board of directors of the International Association of Drilling Contractors.


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     Transocean  Inc.  is  the world's largest offshore drilling contractor with more than 150 full or partially owned and managed mobile offshore drilling units, inland drilling barges and other assets utilized in the support of offshore drilling activities worldwide. The company's mobile offshore drilling fleet is considered one of the most modern and versatile in the world with 31 high-specification semisubmersibles and drillships, 27 other semisubmersibles and one drillship, and 52 jackup drilling rigs. Transocean Inc. specializes in technically demanding segments of the offshore drilling business, including industry-leading positions in deepwater and harsh environment drilling services. With a current equity market capitalization in excess of $6.9 billion, the company's ordinary shares are traded on the New York Stock Exchange under the symbol "RIG."

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